Exhibit 4.1

Execution Version

FORM OF WARRANT

THIS WARRANT HAS BEEN ACQUIRED BY THE HOLDER SOLELY FOR ITS OWN ACCOUNT FOR THE PURPOSE OF INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE STATE SECURITIES LAWS. THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

OF

INNOVATIVE HEALTH SOLUTIONS, INC.

Void at and After 5:00 P.M.,

Indianapolis time, on September 6, 2029

Warrant No. W-02

This certifies that, for value received, Brian P. Hannasch, the registered holder hereof or registered assigns (the “Holder”), is entitled to purchase, subject to the terms and conditions contained in this Warrant, from Innovative Health Solutions, Inc., an Indiana corporation (the “Company”), at any time and from time to time, in whole or in part, on or after the date of this Warrant and prior to the Expiration Date (as defined in Section 1.5 hereof), that aggregate number of fully paid and nonassessable shares of Common Stock, without par value, of the Company (the “Common Stock”) determined pursuant Section 1.1 hereof, at an exercise price equal to $.01 per share (the “Warrant Price”), subject to the terms and conditions contained in this Warrant. The number of shares of Common Stock purchasable upon the exercise of this Warrant and the Warrant Price per share are subject to adjustment from time to time as set forth below.

1.	WARRANT SHARES; EXERCISE OF WARRANT; EXPIRATION DATE; ETC.

1.1.	Shares Subject to Purchase.

This Warrant entitles the Holder to purchase 20,000 shares of Common Stock at an exercise price per share equal to the Warrant Price.

1.2.	Exercise of Warrant.

(a) Subject to the terms and conditions contained in this Warrant, the Holder hereof shall have the right, at any time and from time to time, in whole or in part, on or after the date of this Warrant and prior to the Expiration Date, to purchase from the Company that number of fully paid and nonassessable shares of Common Stock which the Holder hereof shall at the time be entitled to purchase pursuant to this Warrant (the “Shares”), upon surrender of this Warrant to the Company at its Principal Office (as defined in Section 5 hereof), together with the Purchase Form annexed hereto duly completed and signed by the Holder or by its duly authorized officer or attorney, and upon payment to the Company of the aggregate Warrant Price (as adjusted, if adjusted, pursuant to Section 7 hereof) for the number of Shares in respect of which this Warrant is then exercised. Payment of the Warrant Price shall be made in the form of a certified or official bank check payable to the order of the Company, except as provided in subsection (b) below.

(b) In lieu of exercising this Warrant pursuant to Section 1.2(a), if the Fair Market Value (as defined below) of one Share is greater than the Warrant Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the Principal Office of the Company together with the Purchase Form annexed hereto duly completed and signed by the Holder or by its duly authorized officer or attorney reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

X	=	Y (A – B)
A

Where:

X	=	The number of Shares to be issued to the Holder

Y	=	The number of Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation)

A	=	The Fair Market Value of per Share (at the date of such calculation)

B	=	The Warrant Price (as adjusted pursuant to Section 7 at the date of such calculation)

For this purpose, the “Fair Market Value” per Share shall be computed as follows:

(i) If this Warrant is being exercised in connection with a Sale of the Company (as defined below), then the “Fair Market Value” per Share shall be equal to the consideration per share being attributed to the Common Stock in the Sale of the Company. For purposes of this Warrant, the term “Sale of the Company” means (A) any sale, lease, license, transfer, distribution or other disposition of all or substantially all of the assets of the Company, (B) any transaction or series of related transactions in which a person (other than the shareholders of the Company on the date hereof), or a group of related persons (other than the shareholders of the Company on the date hereof) (with the terms “person” and “group” of “related persons” having the meanings attributed to them under the Securities Exchange Act of 1934, as amended), acquires voting securities representing more than 50% of the outstanding voting power of the Company, (C) any merger or consolidation of the Company with or into one or more persons as a result of which the persons holding a majority of the Company’s outstanding voting securities immediately prior to such transaction cease to own a majority of the voting securities of the surviving entity, (D) any reorganization, liquidation or dissolution of the Company or (E) any other sale, lease, license, transfer, distribution or disposition of all or any majority interest in the business or assets of the Company and its subsidiaries to any person or persons (other than the shareholders of the Company on the date hereof), whether by merger, consolidation, sale of assets, sale of equity securities (whether by the Company or any security holder of the Company) or otherwise, in any such case whether directly or indirectly in any transaction or series of related transactions;

(ii) If clause (i) does not apply and the shares of Common Stock are publicly traded at the date of such computation, then the “Fair Market Value” per Share shall be determined based on the average of the daily closing prices per share for the 30 consecutive trading day period ending on the second trading day prior to such date. The closing price for each day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices for such day, on the principal national securities exchange on which such shares are listed or admitted to trading, or, if such shares are not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by a reporting service administered by Financial Industry Regulatory Authority, The Nasdaq Stock Market, Inc. or a similar organization.

(iii) If neither clause (i) nor clause (ii) applies, the “Fair Market Value” per Share shall be the fair market value of the Shares, as determined in good faith by the board of directors of the Company (the “Board of Directors”) (including the affirmative vote of the Holder if the Holder is a director), whose determination shall be evidenced by a duly adopted resolution of the Board of Directors and shall be conclusive.

(c) Notwithstanding the foregoing, if this Warrant is being exercised in connection with a Sale of the Company or a registered public offering of the Company’s securities, then the Holder may, at its option, condition its exercise of this Warrant upon the consummation of such transaction, in which case such exercise shall not be deemed effective until the consummation of such transaction.

(d) The rights of purchase represented by this Warrant shall be exercisable, at the election of the Holder, either in whole or from time to time in part and, in the event that this Warrant is exercised in respect of less than all of the Shares purchasable upon exercise of this Warrant at any time prior to the Expiration Date, a new Warrant of like tenor and representing the right to purchase the remaining Shares purchasable upon exercise of this Warrant shall be issued to the Holder.

1.3.	Issuance of Shares.

Upon exercise of this Warrant in accordance with Section 1.2, the Company shall issue and cause to be delivered with all reasonable dispatch to and in the name of the Holder hereof a certificate or certificates for the number of full Shares so purchased upon the exercise of this Warrant. Such certificate or certificates shall be deemed to have been issued, and the Holder shall be deemed to have become the holder of record of such Shares, as of the close of business on the date of exercise of this Warrant as aforesaid, regardless of whether, at such date, the transfer books for the Common Stock or other securities purchasable upon the exercise of this Warrant may be closed for any purpose. The date and time at which the Holder hereof shall be deemed to have become a holder of record of such Shares is herein called the “Exercise Date.”

1.4.	No Fractional Shares.

The Company shall not be required to issue fractional Shares upon the exercise of this Warrant. Rather, the number of Shares issuable upon the exercise of this Warrant shall be rounded up to the next whole Share.

1.5.	Expiration Date.

This Warrant and the rights of purchase represented hereby shall terminate and be void and of no further force and effect at 5:00 P.M., Indianapolis time, on September 6, 2029 (such time on such date being the “Expiration Date”).

1.6.	Investment Representations.

The Holder is an “accredited investor” as defined in Regulation D under the Securities Act. The Holder has acquired this Warrant, and will acquire any Shares issued upon exercise of this Warrant, for its own account and not with a view to the distribution thereof in violation of the Securities Act or applicable state securities laws. The Holder understands that this Warrant and the Shares have not been registered under the Securities Act or any state securities laws and may not be sold, pledged or otherwise transferred without registration under the Securities Act and applicable state securities laws or an exemption therefrom. The Holder acknowledges that the certificates representing the Shares will bear a legend substantially to the effect of the legend set forth on the first page of this Warrant.

2.	TRANSFER OR EXCHANGE OF WARRANT.

2.1.	Transfer.

(a) Subject to Section 2.1(b) below, this Warrant shall be transferable upon surrender of this Warrant to the Company at its Principal Office, together with the Assignment Form annexed hereto duly completed and signed by the Holder or by its duly authorized officer or attorney. In case of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be delivered to the Company. Upon any registration of transfer, the Company shall execute and deliver to the person entitled thereto a new Warrant of like tenor and representing the right to purchase the same number of Shares as this Warrant then entitles the Holder hereof to purchase. By acceptance thereof, such person shall be deemed to have made the investment representations set forth in Section 1.6.

(b) Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant shall not be transferable unless the proposed transfer may be effected without registration under the Securities Act and applicable state securities laws and, if requested by the Company, the Company shall have received an opinion of counsel reasonably acceptable to the Company to that effect; provided, that in lieu of such opinion of counsel the Company may, in its discretion, accept such other evidence of compliance with or exemption from the Securities Act and applicable state securities laws as it reasonably deems satisfactory.

2.2.	Exchange.

This Warrant may be exchanged for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase the same number of Shares as this Warrant then entitles the Holder hereof to purchase. Any request to exchange this Warrant shall be made by the Holder in writing delivered to the Company at its Principal Office, specifying the denominations in which such new Warrant or Warrants are to be issued, accompanied by this Warrant. Promptly upon the Company’s receipt of such notice, the Company shall execute and deliver to the Holder a new Warrant or Warrants, as so requested.

The term “Warrant” as used herein includes any Warrant or Warrants into which this Warrant may be exchanged as aforesaid.

3.	PAYMENT OF TAXES.

The Company shall pay or cause to be paid all documentary stamp taxes, if any, attributable to the initial issuance of this Warrant and Shares issuable upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay, and the Holder shall pay, any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificates for Shares in a name other than that of the Holder of this Warrant.

4.	MUTILATED OR MISSING WARRANT.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of mutilation) upon surrender of this Warrant, and (in the case of loss, theft or destruction) upon delivery of an agreement acceptable to the Company whereby the Holder agrees to indemnify the Company from any loss incurred by it in connection with such loss, theft or destruction, and upon cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant of like tenor and representing the right to purchase the same number of Shares as this Warrant then entitles the Holder hereof to purchase.

5.	PRINCIPAL OFFICE; WARRANT REGISTER.

The principal office of the Company (the “Principal Office”) at the date of this Warrant is located at 829 South Adams Street, Versailles, Indiana 47042, attention: Chief Executive Officer. The Company may from time to time change its Principal Office by notice in writing to the Holder. The Company shall maintain at its Principal Office a register (the “Warrant Register”) for registration of Warrants and transfers and exchanges of Warrants. The Company shall be entitled to treat the registered Holder of this Warrant as the owner in fact hereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Warrant on the part of any other person. The Company shall cancel any Warrant surrendered for transfer, exchange or exercise.

6.	RESERVATION OF SHARES.

There have been reserved, and the Company shall at all times until the Expiration Date keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by this Warrant. The Company covenants that all Shares which may be issued upon the exercise of this Warrant shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable, free of preemptive rights and free from all liens, charges and security interests with respect to the issue thereof.

7.	ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES.

The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price per Share shall be subject to adjustment from time to time upon the happening of certain events, as follows:

7.1.	Adjustments.

(a) In case the Company shall at any time after the date of this Warrant (i) pay a dividend or make any other distribution to all holders of its outstanding shares of Common Stock in shares of Common Stock such that the number of shares of Common Stock outstanding is increased, (ii) subdivide or split-up its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, then the number of Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder hereof shall be entitled to purchase the kind and number of Shares or other securities of the Company that the Holder would have owned or would have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event.

(b) Whenever the number of Shares purchasable upon the exercise of this Warrant is adjusted as provided in subsection (a) above, the Warrant Price per Share payable upon exercise of this Warrant shall be adjusted (calculated to the nearest $.0001) by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which is the number of Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which is the number of Shares so purchasable immediately after such adjustment.

(c) If, at any time while this Warrant remains outstanding, the holders of shares of the Common Stock receive or, on or after the record date fixed for the determination of eligible shareholders, become entitled to receive, without payment, securities or property (other than cash or Common Stock) of the Company by way of dividend or other distribution in respect of the Common Stock, then in each such case, this Warrant shall entitle the Holder to acquire, in addition to the shares of Common Stock receivable upon an exercise of this Warrant and payment of the Warrant Price, the amount of such securities or property (other than cash or Common Stock) of the Company, without payment of additional consideration, that the Holder would have been entitled to receive had the effective date of such exercise of the Warrant occurred immediately prior to the record date fixed for the determination of eligible shareholders for the distribution of such securities or property in respect of the Common Stock.

(d) For the purpose of this Section 7.1, the term “shares of Common Stock” means (i) the class of stock designated as the Common Stock, without par value, of the Company at the date of this Warrant or (ii) any other class or series of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 7.1, the Holder of this Warrant shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of this Warrant and the Warrant Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 7; provided, however, that the Warrant Price shall at no time be less than the aggregate par value, if any, of the shares of Common Stock of the Company purchasable upon exercise of this Warrant; provided, further, that the Company shall reduce the par value of its Common Stock from time to time as necessary so that the foregoing shall not occur.

(e) Whenever the number of Shares purchasable upon the exercise of this Warrant or the Warrant Price per Share is adjusted as provided for herein, the Company shall promptly deliver to the Holder written notice of such adjustment or adjustments, together with a certificate of the Company setting forth the number of Shares purchasable upon the exercise of this Warrant and the Warrant Price per Share after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

(f) The Company may, at its option, at any time during the term of this Warrant, reduce the then current Warrant Price, or increase the number of shares of Common Stock purchasable upon exercise of this Warrant, to such amount or number as the Board of Directors considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

7.2.	No Adjustment for Dividends.

Except as provided in Section 7.1, no adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

7.3.	Treatment of Warrant upon Merger, Consolidation, Etc.

Upon an event constituting a Sale of the Company, either (i) Holder may exercise this Warrant pursuant to Section 1.2 and such exercise will be deemed effective immediately prior to and contingent upon the consummation of such merger, consolidation or Sale of the Company; or (ii) if Holder elects not to exercise the Warrant, this Warrant will expire immediately prior to the consummation of such merger, consolidation or other Sale of the Company.

8.	LIQUIDATING DISTRIBUTION.

In case the Company shall declare any dividend or other distribution upon its outstanding shares of Common Stock payable otherwise than in cash out of its retained earnings or in shares of Common Stock (a “Liquidating Distribution”), then the Holder shall receive (without the necessity of having exercised this Warrant) from the Company, at the time it pays the Liquidating Distribution, the kind and amount of cash, securities and other property receivable upon such Liquidating Distribution by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders of the Company entitled to receive such Liquidating Distribution (the “Holder’s Liquidating Distribution”). Upon receipt of the Holder’s Liquidating Distribution, Holder’s Warrant will expire immediately and be of no further effect.

9.	NO RIGHTS AS SHAREHOLDER; NOTICES TO HOLDER.

Nothing contained herein shall be construed as conferring upon the Holder hereof (solely in its capacity as the Holder hereof) the right to vote or to receive dividends or to consent to or receive notice as a shareholder of the Company in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the Expiration Date and prior to the exercise in full of this Warrant, any of the following events shall occur:

(a) the Company shall declare any dividend or other distribution upon its outstanding shares of Common Stock payable otherwise than in cash out of its retained earnings or in shares of Common Stock; or

(b) the Company shall authorize the granting to all holders of its outstanding shares of Common Stock any rights, options or warrants to subscribe to or purchase any shares of Common Stock or securities convertible into shares of Common Stock; or

(c) any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or any sale, lease, license, transfer or other disposition of all or substantially all of the assets of the Company, or any other Sale of the Company or a dissolution, liquidation or winding up of the Company shall be proposed; or the Company enters into a letter of intent, term sheet, agreement or other instrument relating to any of the foregoing;

then in any one or more of such events, the Company shall give notice in writing of such event to the Holder hereof, as provided in Section 10 hereof. Such notice shall be given at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders for purposes of such event, or not later than 10 days after the applicable event giving rise to such notice, whichever is earlier.

10.	NOTICES.

All notices and other communications given or made pursuant hereto will be in writing and will be deemed to have been duly given on the date delivered, if delivered personally, on the fifth business day after being mailed by registered or certified mail (postage prepaid, return receipt requested), in each case, to the parties at the following addresses, or on the date sent and confirmed by electronic transmission to the email address specified below (or at such other address for a party as may be specified by notice given in accordance with this Section): (a) if to the Company, to Innovative Health Solutions, Inc., 829 South Adams Street, Versailles, Indiana 47042, attention: Chief Executive Officer, email: Brian@i-h-s.com; and (b) if to the Holder, to Brian P. Hannasch, 8815 West State Road 46, Columbus, Indiana 47201, email: bhannasch@circlek.com.

11.	SUCCESSORS.

All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder. The Company shall not merge or consolidate with or into any other person unless the person resulting from such merger or consolidation (if not the Company) shall expressly assume the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

12.	CAPTIONS.

The captions of the sections and subsections of this Warrant have been inserted for convenience only and shall have no substantive effect.

13.	GOVERNING LAW.

This Warrant shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to the conflicts of laws principles thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its duly authorized officer, and to be attested by its Secretary, as of the date set forth below.

Dated: September 6, 2019

INNOVATIVE HEALTH SOLUTIONS, INC.

	By	/s/ Brian Carrico
Brian Carrico
Chief Executive Officer

ATTEST:

Authorized Officer

INNOVATIVE HEALTH SOLUTIONS, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

PURCHASE FORM

The undersigned registered Holder hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, ______________ shares of the stock provided for therein and:

[  ] tenders herewith payment of the aggregate Warrant Price of such shares in the amount of $_____________, in the form of a certified or official bank check payable to the order of the Company; or

[  ] elects to purchase such shares pursuant to the cashless exercise provision in Section 1.2(b) of the Warrant.

The undersigned Holder requests that certificates for such shares be issued in the name of such Holder, as follows:

_______________________________________________________________________________________________

(PLEASE PRINT NAME, ADDRESS AND FEDERAL TAX I.D. NUMBER)

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

If such number of shares shall not be all the shares purchasable under the within Warrant, the undersigned Holder requests that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of the undersigned Holder as indicated above and delivered to the address stated above.

Dated: ______________________________

Name of Holder:________________________________________________________________

(PLEASE PRINT)

Signature:_____________________________________________________________________

INNOVATIVE HEALTH SOLUTIONS, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered Holder does hereby sell, assign and transfer unto:

_______________________________________________________________________________________________

(PLEASE PRINT NAME, ADDRESS FEDERAL TAX I.D. NUMBER OF ASSIGNEE)

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

the right to purchase shares represented by the within Warrant and hereby authorizes the transfer of registration of such Warrant to the assignee on the Warrant Register. The undersigned further directs the Company to issue and deliver to the assignee, at the address set forth above, a new Warrant of like tenor and representing the right to purchase such number of shares.

Dated: ____________________________

Name of Holder:_____________________________________________________________________

(PLEASE PRINT)

Address:__________________________________________________________________________

___________________________________________________________________________

Signature:__________________________________________________________________________

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